Exhibit (99)

                                        NEWS RELEASE

   [Logo] NATIONAL RESEARCH
        Corporation
                                                     FOR IMMEDIATE RELEASE
   1033 "O" Street, Gold's Galleria
     Lincoln, NE  68508                              CONTACT:Patrick E. Beans
        402-475-2525                                  Chief Financial Officer



          Lincoln, Nebraska, December 1, 1997, 6:30 p.m CST -- National Research Corporation (NASDAQ: NRCI) announced that Kaiser Permanente-Northern California Region, the Company's largest client, informed the Company today of its decision to select another organization to perform its' performance measurement studies for 1998. Kaiser represented $5,090,000 (or 40.4%) of the Company's revenues for 1996 and $3,689,000
   (or 31.6%) for the first nine months of 1997.

          The Company is a provider of ongoing survey-based performance measurement, analysis and tracking services to the healthcare industry.